UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 15, 2019
(Date of earliest event reported)
LABORATORY CORP OF AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington,	North Carolina	27215
(Address of principal executive offices)		(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class            Trading Symbol            Name of exchange on which registered
Common Stock, $0.10 par value        LH                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure
LabCorp® (NYSE: LH) announced today that its Zero Coupon Convertible Subordinated Notes due 2021 (Zero Coupon Notes) may be converted as set forth below.
The Zero Coupon Notes are convertible into cash and Common Stock of LabCorp, if any, subject to the terms of the Zero Coupon Notes and the Indenture, dated as of Oct. 24, 2006, between LabCorp and The Bank of New York Mellon, as trustee (Trustee) and the conversion agent.
In order to exercise the option to convert all or a portion of the Zero Coupon Notes, holders must validly surrender their Zero Coupon Notes at any time during the calendar quarter through the close of business at 5:00 p.m., New York City time, on Tuesday, Dec. 31, 2019. The Trustee has informed LabCorp that, as of this date, all custodians and beneficial holders of the Zero Coupon

Notes hold the Zero Coupon Notes through Depository Trust Company (DTC) accounts and that there are no certificated Zero Coupon Notes in non-global form. Accordingly, all Zero Coupon Notes surrendered for conversion must be delivered through the transmittal procedures of DTC.
Should Zero Coupon Notes be converted, LabCorp would be required to pay holders in cash for the accreted principal amount of the securities to be converted, with the remaining amount, if any, to be satisfied with shares of Common Stock. The shares required for settlement of the Zero Coupon Notes are included in LabCorp’s computation of fully diluted earnings per share.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Exhibit Name
Exhibit 99.1	Press Release dated October 15, 2019 issued by LabCorp
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Global General Counsel and Corporate Secretary

October 15, 2019